Exhibit 99.1
NEWS RELEASE
Contact: Donna D’Amico-Annitto	486 North Oliver Road, Bldg. Z
Newton, Kansas 67114
(316) 283-6500

PARK AEROSPACE CORP. REPORTS SECOND QUARTER RESULTS

Melville, New York, Thursday, October 10, 2019…..Park Aerospace Corp. (NYSE-PKE) reported results for the 2020 fiscal year second quarter ended September 1, 2019. As previously reported, Park completed the sale of its Electronics Business to AGC Inc. on December 4, 2018. Therefore, the results of operations for the Electronics Business in the prior year are reported as discontinued operations. Continuing operations discussed below refer to Park’s Aerospace Business unless otherwise indicated, and prior periods in such discussion have been restated to reflect results excluding the Electronics Business.

A live audio webcast, along with presentation materials, will be available at https://edge.media-server.com/mmc/p/ycr9hepo at 11:00 a.m. EDT on Thursday, October 10, 2019. The presentation materials will also be available at approximately 9:00 a.m. EDT on Thursday, October 10, 2019 at https://parkaerospace.com/shareholders/investor-conference-calls/ and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page.

Continuing Operations:

Park reported net sales of $13,723,000 for the 2020 fiscal year second quarter ended September 1, 2019 compared to $11,211,000 for the 2019 fiscal year second quarter ended August 26, 2018 and $14,950,000 for the 2020 fiscal year first quarter ended June 2, 2019. Park’s net sales from continuing operations for the six months ended September 1, 2019 were $28,673,000 compared to $21,604,000 for the six months ended August 26, 2018. Net earnings from continuing operations for the 2020 fiscal year second quarter were $2,052,000 compared to $1,824,000 for the 2019 fiscal year second quarter and $2,714,000 for the 2020 fiscal year first quarter. Net earnings from continuing operations were $4,766,000 for the current year’s first six months compared to $2,640,000 for last year’s first six months.

Park reported net earnings from continuing operations before special items of $2,052,000 for the 2020 fiscal year second quarter compared to $1,036,000 for the 2019 fiscal year second quarter and $2,858,000 for the 2020 fiscal year first quarter. In the 2019 fiscal year second quarter, the Company recorded a one-time tax benefit of $788,000 related to the Tax Cuts and Jobs Act enacted in December 2017. EBITDA from continuing operations for the 2020 fiscal year second quarter was $2,406,000 compared to $1,663,000 for the 2019 fiscal year second quarter and $3,372,000 for the 2020 fiscal year first quarter.

For the six months ended September 1, 2019, Park reported net earnings from continuing operations before special items of $4,910,000 compared to $1,852,000 for last fiscal year’s first six months. In the 2020 fiscal year’s first six months, the Company recorded a one-time tax charge of $144,000 for the write down of deferred tax assets for stock option expirations pertaining to employees who transferred to AGC Inc. in connection with the sale of the electronics business. The 2019 fiscal year’s first six months included the one-time tax benefit of $788,000 mentioned above. EBITDA from continuing operations for the current year’s first six months was $5,779,000 compared to $3,045,000 for last year’s first six months.

Park reported basic and diluted earnings per share from continuing operations of $0.10 for the 2020 fiscal year second quarter compared to $0.09 for the 2019 fiscal year second quarter and $0.13 for the 2020 fiscal year first quarter. Basic and diluted earnings per share from continuing operations before special items were $0.10 for the 2020 fiscal year second quarter compared to $0.05 for the 2019 fiscal year second quarter and $0.14 for the 2020 fiscal year first quarter.

Park reported basic and diluted earnings per share from continuing operations of $0.23 for the 2020 fiscal year’s first six months compared to $0.13 for the 2019 fiscal year’s first six months. Basic and diluted earnings per share from continuing operations before special items were $0.24 for the 2020 fiscal year’s first six months compared to $0.09 for 2019 fiscal year’s first six months.

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (844) 466-4114 in the United States and Canada and (765) 507-2654 in other countries and the required passcode is 8780956.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EDT today through 11:59 p.m. EDT on Wednesday, October 16, 2019. The conference call replay can be accessed by dialing (855) 859-2056 in the United States and Canada and (404) 537-3406 in other countries and entering passcode 8780956 or on the Company's web site at www.parkaerospace.com/investor/investor.html.

Any additional material financial or statistical data disclosed in the conference call, including the investor presentation, will also be available at the time of the conference call on the Company's web site at www.parkaerospace.com/investor/investor.html.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its operating results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include special items, such as one-time tax charges and EBITDA. Accordingly, in addition to disclosing its operating results determined in accordance with GAAP, Park discloses non-GAAP measures including EBITDA and operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below includes a reconciliation of the non-GAAP operating results before special items to earnings determined in accordance with GAAP and a reconciliation of GAAP pre-tax earnings to EBITDA. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Aerospace Corp. is an Aerospace Company which develops and manufactures solution and hot-melt advanced composite materials used to produce composite structures for the global aerospace markets. Park’s advanced composite materials include film adhesives (undergoing qualification) and lightning strike materials. Park offers an array of composite materials specifically designed for hand lay-up or automated fiber placement (AFP) manufacturing applications. Park’s advanced composite materials are used to produce primary and secondary structures for jet engines, large and regional transport aircraft, military aircraft, Unmanned Aerial Vehicles (UAVs commonly referred to as “drones”), business jets, general aviation aircraft and rotary wing aircraft. Park also offers specialty ablative materials for rocket motors and nozzles and specially designed materials for radome applications. As a complement to Park’s advanced composite materials offering, Park designs and fabricates composite parts, structures and assemblies and low volume tooling for the aerospace industry. Target markets for Park’s composite parts and structures (which include Park’s proprietary composite Sigma Strut and Alpha Strut product lines) are, among others, prototype and development aircraft, special mission aircraft, spares for legacy military and civilian aircraft and exotic spacecraft. Park’s objective is to do what others are either unwilling or unable to do. When nobody else wants to do it because it is too difficult, too small or too annoying, sign us up.

Additional corporate information is available on the Company’s web site at www.parkaerospace.com

Performance table, including non-GAAP information (in thousands, except per share amounts –unaudited):

	13 Weeks Ended			26 Weeks Ended
	September 1, 2019	August 26, 2019	June 2, 2019	September 1, 2019	August 26, 2019
Sales	$13,723	$11,211	$14,950	$28,673	$21,604

Net Earnings before Special Items[1]	$2,052	$1,036	$2,858	$4,910	$1,852
Special Items, Net of Tax:
Tax Impact of Cancelled Stock Options	-	-	(144)	(144)	-
Tax Cut and Jobs Act	-	788	-	-	788
Net Earnings from Continuing Operations	$2,052	$1,824	$2,714	$4,766	$2,640

Earnings (Loss) from Discontinued Operations, Net of Tax	$83	$876	$(127)	$(44)	$3,228

Net Earnings	$2,135	$2,700	$2,587	$4,722	$5,868

Basic Earnings per Share:
Basic Earnings before Special Items[1]	$0.10	$0.05	$0.14	$0.24	$0.09
Special Items:
Tax Impact of Cancelled Stock Options	-	-	(0.01)	(0.01)	-
Tax Cut and Jobs Act	-	0.04	-	-	0.04
Basic Earnings per Share from Continuing Operations	$0.10	$0.09	$0.13	$0.23	$0.13

Basic Earnings per Share from Discontinued Operations	-	0.04	-	-	0.16

Basic Earnings per Share	$0.10	$0.13	$0.13	$0.23	$0.29

Diluted Earnings before Special Items[1]	$0.10	$0.05	$0.14	$0.24	$0.09
Special Items:
Tax Impact of Cancelled Stock Options	-	-	(0.01)	(0.01)	-
Tax Cut and Jobs Act	-	0.04	-	-	0.04
Diluted Earnings per Share from Continuing Operations	$0.10	$0.09	$0.13	$0.23	$0.13

Diluted Earnings per Share from Discontinued Operations	-	0.04	-	-	0.16

Diluted Earnings per Share	$0.10	$0.13	$0.13	$0.23	$0.29

Weighted Average Shares Outstanding:
Basic	20,499	20,253	20,492	20,495	20,248
Diluted	20,601	20,382	20,588	20,593	20,339

[1] Refer to "Reconciliation of non-GAAP financial measures" below for information regarding Special Items.

Comparative balance sheets (in thousands):

	September 1, 2019	March 3, 2019
	(unaudited)
Assets
Current Assets
Cash and Marketable Securities	$145,355	$151,624
Accounts Receivable, Net	8,855	9,352
Inventories	4,626	5,267
Prepaid Expenses and Other Current Assets	1,913	1,690
Total Current Assets	160,749	167,933

Fixed Assets, Net	12,311	10,791
Operating Right-of-use Assets	373	-
Other Assets	10,096	10,127
Total Assets	$183,529	$188,851

Liabilities and Shareholders' Equity
Current Liabilities
Accounts Payable	$1,819	$3,169
Accrued Liabilities	1,952	2,920
Income Taxes Payable	1,481	5,066
Operating Lease Liability	109	-
Total Current Liabilities	5,361	11,155

Long-term Operating Lease Liability	264	-
Non-current Income Taxes Payable	15,986	17,669
Deferred Income Taxes	65	-
Other Liabilities	1,050	1,016
Total Liabilities	22,726	29,840

Shareholders’ Equity	160,803	159,011

Total Liabilities and Shareholders' Equity	$183,529	$188,851

Additional information
Equity per Share	$7.84	$7.84

Comparative statements of operations (in thousands – unaudited):

	13 Weeks Ended			26 Weeks Ended
	September 1, 2019	August 26, 2018	June 2, 2019	September 1, 2019	August 26, 2018

Net Sales	$13,723	$11,211	$14,950	$28,673	$21,604

Cost of Sales	9,910	8,066	10,146	20,056	15,607

Gross Profit	3,813	3,145	4,804	8,617	5,997
% of net sales	27.8%	28.1%	32.1%	30.1%	27.8%

Selling, General & Administrative Expenses	1,914	2,116	1,922	3,836	4,217
% of net sales	13.9%	18.9%	12.9%	13.4%	19.5%

Earnings from Continuing Operations	1,899	1,029	2,882	4,781	1,780

Interest and Other Income:
Interest Income	863	357	948	1,811	697

Earnings from Continuing Operations before Income Taxes	2,762	1,386	3,830	6,592	2,477

Income Tax Provision (Benefit)	710	(438)	1,116	1,826	(163)

Net Earnings from Continuing Operations	2,052	1,824	2,714	4,766	2,640
% of net sales	15.0%	16.3%	18.2%	16.6%	12.2%

Earnings (Loss) from Discontinued Operations, Net of Tax	83	876	(127)	(44)	3,228

Net Earnings	$2,135	$2,700	$2,587	$4,722	$5,868
% of net sales	15.6%	24.1%	17.3%	16.5%	27.2%

Reconciliation of non-GAAP financial measures (in thousands – unaudited):

	13 Weeks Ended September 1, 2019			13 Weeks Ended August 26, 2018			13 Weeks Ended June 2, 2019
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items

Selling, General & Administrative Expenses	$1,914	$-	$1,914	$2,116	$-	$2,116	$1,922	$-	$1,922
% of net sales	13.9%		13.9%	18.9%		18.9%	12.9%		12.9%

Earnings from Continuing Operations	1,899	-	1,899	1,029	-	1,029	2,882	-	2,882
% of net sales	13.8%		13.8%	9.2%		9.2%	19.3%		19.3%

Interest Income	863	-	863	357	-	357	948	-	948
% of net sales	6.3%		6.3%	3.2%		3.2%	6.3%		6.3%

Net Interest and Other Income	863	-	863	357	-	357	948	-	948
% of net sales	6.3%		6.3%	3.2%		3.2%	6.3%		6.3%

Earnings from Continuing Operations before Income Taxes	2,762	-	2,762	1,386	-	1,386	3,830	-	3,830
% of net sales	20.1%		20.1%	12.4%		12.4%	25.6%		25.6%

Income Tax Provision	710	-	710	(438)	788	350	1,116	(144)	972
Effective Tax Rate	25.7%		25.7%	-31.6%		25.3%	29.1%		25.4%

Net Earnings from Continuing Operations	2,052	-	2,052	1,824	(788)	1,036	2,714	144	2,858
% of net sales	15.0%		15.0%	16.3%		9.2%	18.2%		19.1%

Earnings (Loss) from Discontinued Operations	83		83	876		876	(127)	-	(127)
% of net sales	0.6%		0.6%	7.8%		7.8%	-0.8%		-0.8%

Net Earnings	2,135	-	2,135	2,700	(788)	1,912	2,587	144	2,731
% of net sales	15.6%		15.6%	24.1%		17.1%	17.3%		18.3%

Earnings from Continuing Operations			1,899			1,029			2,882
Addback non-cash expenses:
Depreciation			366			435			366
Stock Option Expense			141			199			124
EBITDA			2,406			1,663			3,372

Reconciliation of non-GAAP financial measures - continued (in thousands – unaudited):

	26 Weeks Ended September 1, 2019			26 Weeks Ended August 26, 2018
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items
Earnings from Operations	4,781	-	4,781	1,780	-	1,780
% of net sales	16.7%		16.7%	8.2%		8.2%

Interest Income	1,811		1,811	697	-	697
% of net sales	6.3%		6.3%	3.2%		3.2%

Interest Expense	-	-	-	-	-	-
% of net sales	0.0%		0.0%	0.0%		0.0%

Net Interest and Other Income	1,811	-	1,811	697	-	697
% of net sales	6.3%		6.3%	3.2%		3.2%

Earnings before Income Taxes	6,592	-	6,592	2,477	-	2,477
% of net sales	23.0%		23.0%	11.5%		11.5%

Income Tax Provision (Benefit)	1,826	(144)	1,682	(163)	788	625
Effective Tax Rate	27.7%		25.5%	-6.6%		25.2%

Net Earnings from continuing operations	4,766	144	4,910	2,640	(788)	1,852
% of net sales	16.6%		17.1%	12.2%		8.6%

(Loss) Earnings from discontinued operations	(44)	-	(44)	3,228	-	3,228
% of net sales	-0.2%		-0.2%	14.9%		14.9%

Net Earnings	4,722	144	4,866	5,868	(788)	5,080
% of net sales	16.5%		17.0%	27.2%		23.5%

Earnings from Operations			4,781			1,780
Addback non-cash expenses:
Depreciation			733			865
Stock Option Expense			265			400
EBITDA			5,779			3,045